PRICING SUPPLEMENT NO. 100                                       Rule 424(b)(3)
DATED: January 5, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes       Book Entry Notes
$10,000,000                   [x]                       [x]

Original Issue Date:          Fixed Rate Notes          Certificated Notes
January 5, 1998               [_]                       [_]

Maturity Date:
January 5, 2000

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                             Optional            Optional
                         Redemption          Repayment           Repayment
Redeemable On            Price(s)            Date(s)             Price(s)
-------------            -----------         ----------          ---------

N/A                      N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%
--------------------------------------------

*        On the 5th of each month.

**       On the 5th of each month commencing on February 5, 1998.

***      The one-month LIBOR telerate on December 31, 1997.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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